                                                                    Exhibit 99.1

                                                                            NESS

CONFIDENTIAL - NOT FOR DISTRIBUTION

Ness Technologies CFO and Deputy to the President and CEO Indicates Intention
to Leave Position

Hackensack, NJ - January 16, 2007 - Ness Technologies, Inc. (NASDAQ: NSTC), a
global provider of IT services and solutions, today announced that Ytzhak
Edelman, the Company's Chief Financial Officer and Deputy to the President and
CEO, has given indication that he intends to leave his position after issuing the 2006 year-end financial statements. Mr. Edelman will step down as CFO and
Deputy to the President and CEO within the next few months, following a smooth and orderly transition process.
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"I would like to thank Ytzhak for his significant contribution to the Company's success and profitable growth," said Aharon Fogel, Chairman of the Board of Ness
Technologies. "His financial expertise has been most valuable to the company's business. I wish him success in his future endeavors."

Ness is actively pursuing a replacement for Mr. Edelman and expects to fill the position in the near-term.

ABOUT NESS TECHNOLOGIES

Ness Technologies (NASDAQ: NSTC) is a global provider of end-to-end IT services and solutions designed to help clients improve competitiveness and efficiency.
Ness specializes in outsourcing and offshore, systems integration and application development, software and consulting, and quality assurance and training. With 7,500 employees, Ness maintains operations in 16 countries, and partners with over 100 software and hardware vendors worldwide. For more information about Ness Technologies, visit www.ness.com.

FORWARD LOOKING STATEMENT

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS
OFTEN ARE PRECEDED BY WORDS SUCH AS "BELIEVES," "EXPECTS," "MAY," "ANTICIPATES,"
"PLANS," "INTENDS," "ASSUMES," "WILL" OR SIMILAR EXPRESSIONS. FORWARD-LOOKING
STATEMENTS REFLECT MANAGEMENT'S CURRENT EXPECTATIONS, AS OF THE DATE OF THIS
PRESS RELEASE, AND INVOLVE CERTAIN RISKS AND UNCERTAINTIES. NESS' ACTUAL RESULTS
COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD LOOKING
STATEMENTS AS A RESULT OF VARIOUS FACTORS. SOME OF THE FACTORS THAT COULD CAUSE
FUTURE RESULTS TO MATERIALLY DIFFER FROM THE RECENT RESULTS OR THOSE PROJECTED
IN FORWARD-LOOKING STATEMENTS INCLUDE THE "RISK FACTORS" DESCRIBED IN NESS'
ANNUAL REPORT OF FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
MARCH 15, 2006.

MEDIA CONTACT:
David Kanaan
USA: 1-888-244-4919
Intl: +972-3-540-8188
Email: media.int@ness.com

INVESTOR CONTACT:
Drew Wright
USA: 1-888-267-8160
Email: investor@ness.com